Exhibit 99.1

Answers.com Receives Early Termination of
Hart-Scott-Rodino Waiting Period

New York, NY, March 9, 2011 – Answers.com, (NASDAQ: ANSW), creators of the leading answer engine Answers.com®, today announced that the Federal Trade Commission has granted early termination of the Hart-Scott Rodino (HSR) Antitrust Improvements Act waiting period in conjunction with the company’s previously announced planned acquisition by AFCV Holdings, LLC, a portfolio company of growth equity investor Summit Partners. The acquisition remains subject to certain other closing conditions, including the approval of Answers.com’s stockholders. A special meeting of Answers.com’s stockholders has been called for April 12, 2011.

Answers.com’s Board of Directors has unanimously approved the merger and recommends that stockholders vote to adopt the merger agreement. The termination of the HSR waiting period represents an important milestone in the approval process for the transaction which is expected to close in the second quarter of 2011.

About Answers

Answers Corporation (NASDAQ: ANSW) owns and operates Answers.com, the leading Q&A site. Answers.com is a community-generated social knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of its large and growing community, answers are improved and updated over time. The award-winning Answers.com also includes content on millions of topics from over 250 licensed dictionaries and encyclopedias from leading publishers, including Houghton Mifflin, Barron's and Encyclopedia Britannica. The site supports English, French, Italian, German, Spanish, and Tagalog (Filipino). (answ-g)

Answers.com is a trademark of Answers Corporation. All other marks belong to their respective owners.

Investor Contact:

Brinlea Johnson
Investor Relations, The Blueshirt Group
(212) 331-8424
Brinlea@blueshirtgroup.com

Press Contact:
Horn Group
Karl Pawlewicz
(646) 202-9778
kpawlewicz@horngroup.com

Additional Information and Where to Find It

Answers.com has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement has been sent to the stockholders of Answers.com. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Answers.com with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov or at Answers' website at http://ir.answers.com/sec.cfm. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting The Blueshirt Group at (212) 331-8424.

Participants in the Solicitation

Answers.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Answers.com in connection with the merger. Information about the directors and executive officers of Answers.com is set forth in its proxy statement on Schedule 14A filed with the SEC on July 27, 2010 and Answers.com’s Annual Report on Form 10-K filed on March 8, 2010 and subsequent amendments. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Answers.com with the SEC.

Forward-looking Statements

This press release contains statements that are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties with respect to the consummation of the transaction. Such risks include the failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approval of Answers.com stockholders or certain third party consents and certain adverse changes to the business of Answers.com, including as a result of factors detailed from time to time in reports filed with the SEC; the failure of the committed financing for the transaction; and potential litigation risks.

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